SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                February 4, 1998



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



                1205 N. Cass Street, Wabash, Indiana 46992 - 1027
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185


                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events

         On February 4, 1998, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

         (a)     Exhibits

                  1. Press release, dated February 4, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                          FFW CORPORATION

Date: February 4, 1998                               By:  \s\ Nicholas M. George
      ----------------                                    ----------------------
                                                          Nicholas M. George
                                                          President and Chief
                                                          Executive Officer

                                                    Date: February 4, 1998

                                                    Contact: Nicholas M. George,
                                                             President
                                                             (219) 563-3185

PRESS RELEASE                                              FOR IMMEDIATE RELEASE

             FFW CORPORATION ANNOUNCES A 12% INCREASE IN NET INCOME
                     FOR THE QUARTER ENDED DECEMBER 31, 1997

         Wabash, IN--FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, announced today operating results for the quarter ended December 31, 1997. Net income for the quarter ended December 31, 1997, was $479,000 or $ .34 per diluted share compared to $427,000 or $ .31 per diluted share for the quarter ended December 31, 1996. This equates to an increase of 12.2% and 9.7%, respectively, in net income and diluted earnings per share. The earnings per share reflect an adjustment for a 2 for 1 stock split on December 31, 1997, and changes related to SFAS No. 128 "Earnings Per Share".

         Nicholas M. George, President of FFW Corporation, credited the quarter's earnings to a continued growth in the bank's mortgage, consumer and commercial loan portfolio's. Net interest income, the difference between interest income and interest expense paid, increased $246,000. The increase in non-interest expense of $189,000 over the prior year, was due to increased staffing, and amortization of goodwill related to the purchase of with the branch office in South Whitely, Indiana, formerly owned by NBD Bank, N.A.

         Net income for the six months ended December 31, 1997 was $948,000 or $ .66 per diluted share, compared to $506,000 or $ .36 per diluted share for the six months ended December 31, 1996. Mr. George, attributed the majority of the increased earnings to the reduced SAIF premium. In 1996 the one time SAIF assessment was $337,800($ .24 per diluted share) net of tax .

         FFW Corporation's total assets for the six months ended December 31, 1997 increased by $11.2 million to a total of $191.3 million a 6.2% increase. Net loans receivable for the six months ended December 31, 1997 increased by $14.1 million to total of $128.2 million a 12.3% increase.

         First Federal Savings Bank operates full-service offices in Wabash, North Manchester, South Whitley and Syracuse that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.









FFW Corporation                                                 February 4, 1998

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                              (Unaudited)
Selected Balance Sheet Data:                          12/31/97           6/30/97
                                                      --------          --------
                                                             (In Thousands)
Total Assets ...............................          $191,298          $180,055
Loans Receivable Net .......................           128,222           114,159
Loans Held for Sale ........................                 0                 0
Securities Available for Sale ..............            50,055            40,450
Deposits ...................................           115,976           116,118
Borrowings .................................            52,676            44,800
Stockholders' Equity .......................            18,315            17,141
                                                                   (Unaudited)                         (Unaudited)
                                                                Three Months Ended                   Six Months Ended
Selected Operating Data:                                    12/31/97          12/31/96          12/31/97          12/31/96
                                                          -----------       -----------       -----------       -----------
                                                                                     (In Thousands)
Total Interest Income ...............................     $     3,579       $     3,025       $     7,084       $     5,952
Total Interest Expense ..............................           2,109             1,802             4,171             3,561
                                                          -----------       -----------       -----------       -----------
  Net Interest Income ...............................     $     1,470       $     1,223       $     2,913       $     2,391
Provision for Loan Losses ...........................              65                15               265                35
                                                          -----------       -----------       -----------       -----------
  Net Interest Income After Provision for Loan Losses     $     1,405       $     1,208       $     2,648       $     2,356
Gain on Sales of Interest Earning Assets ............              26                19                43                30
Net Unrealized Losses on Loans Held for Sale ........               0                 0                 0                 0
Other Non-Interest Income ...........................             226               141               443               288
Other Non-Interest Expenses .........................            (930)             (741)           (1,839)           (1,999)
                                                          -----------       -----------       -----------       -----------
  Income Before Income Taxes ........................     $       727       $       627       $     1,295       $       675

Income Tax Expense ..................................             248               200               346               169
                                                          -----------       -----------       -----------       -----------
  Net Income ........................................     $       479       $       427*      $       949       $       506*
                                                          ===========       ===========       ===========       ===========

 Earnings Per Common & Common Equivalent Shares***
Basic ...............................................     $       .34       $       .32       $       .68       $       .38**
Diluted .............................................     $       .34       $       .31       $       .66       $       .36**
Dividend Paid Per Share .............................     $       .15       $       .12       $       .45       $       .12
Average Dilutive Shares Outstanding .................       1,421,232         1,407,499         1,438,206         1,407,499

 Supplemental Data:
Interest Rate Spread ................................            2.66%             2.67%             2.69%             2.63%
Return on Average Assets*** .........................            1.02%             1.09%             1.03%              .65%
Return on Average Equity*** .........................           10.60%            10.76%            10.70%             6.41%

-------------
*     Reduced by SAIF assessment net of tax of $337,800
**    Earnings per Share reduced by SAIF assessment net of tax of $.24
*** Earnings per shares are adjusted for a 2 for 1 stock split on December 31, 1997
****  Annualized